Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-55420 on Form S-2 of 1st Franklin Financial Corporation of our report dated March 18, 2005, relating to the consolidated financial schedule of 1st Franklin Financial Corporation appearing in this Amendment No. 2 to the Annual Report on Form 10-K of  1st Franklin Financial Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP Atlanta, Georgia October 5, 2005